                                                                    Exhibit 10.7

                                                       Agreement Number 01021189

                              Agreement # 01021189
                                       for
                             Materials and Services

                                     Between

                               CT TECHNOLOGY INC.

                                       And

                                SBC SERVICES INC.


                            Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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                                                       Agreement Number 01021189

1. PREAMBLE AND EFFECTIVE DATE

This Agreement, effective on the date when signed by the last Party ("Effective Date"), is between CT Technology, a Texas corporation ("Supplier"), and SBC Services, Inc., a Delaware corporation ("SBC"), each of which may be referred to in the singular as "Party" or in the plural as "Parties."

2. SCOPE OF THE AGREEMENT

Subject to the terms and conditions of this Agreement, Supplier shall provide to SBC the Material and Services described in Appendix A. The applicable price for the Material and Services is specified in Appendix B. Supplier agrees that the Material and Services shall strictly conform to the Specifications, including those specified in Appendix C.

3. DEFINITIONS

a. "Affiliate" means (1) a company, whether incorporated or not, which owns, directly or indirectly, a majority interest in either Party (a "parent company"), and (2) a company, whether incorporated or not, in which a five percent (5%) or greater interest is owned, either directly or indirectly, by: (i) either Party or (ii) a parent company.

b. "Agreement" shall have the meaning specified in the Section called "Entire Agreement."

c. "Cancellation" means the occurrence by which either Party puts an end to this Agreement or Orders placed under this Agreement for breach by the other, and its effect is the same as that of "Termination" and, except as otherwise provided for herein, the canceling Party also retains any remedy for breach of the whole Agreement or any unperformed balance.

d. "Delivery" means Supplier's obligation to provide Material and/or Services that strictly conform to the Specifications. Supplier completes Delivery:
     (i) upon SBC's possession of the Material if Supplier is not required to provide additional Services, such as installation, (ii) upon completing such additional Services, if Supplier is required to provide such Services in connection with providing Material, or (iii) for Services, upon completing the provision of Services. Notwithstanding the above, Delivery shall not be deemed completed until Supplier causes the Material and Services to conform to the Specifications in all material respects or upon Acceptance of such Material and Services by SBC.

e. "Information" means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means.

f. "Laws" shall have the meaning specified in the Section called "Compliance with Laws."

g. "Liability" means all losses, damages, expenses, costs, penalties, fines and fees, including reasonable attorneys' fees and consulting fees, arising from or incurred in connection with a claim or cause of action related to performance or omission of acts under this Agreement or any Order, including, but not limited to, claims or causes of actions brought by third parties.

h. "Material" means a unit of equipment, apparatus, components, tools, supplies, material, hardware, or firmware thereto, or Software purchased or licensed hereunder by SBC from Supplier, including third party Material provided or furnished by Supplier. Material shall be deemed to include any replacement parts.

i. "Order" means such purchase orders, work orders, forms, memoranda or other written communications as may be Delivered to Supplier for the purpose of ordering Material and Services hereunder.

j. "Regulated Substance" means any Material that is regulated by federal, state, or local authorities during transportation, handling, or removal.

k. "Service(s)" means any and all labor or service provided in connection with this Agreement or an applicable Order, including, but not limited to, consultation, engineering, installation, removal, maintenance, training, technical support, repair and programming.

                            Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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                                                       Agreement Number 01021189

l. "Specifications" mean (i) Supplier's applicable Specifications and descriptions, including any warranty statements, and (ii) SBC's requirements, Specifications, and descriptions specified in, or attached to, this Agreement or an applicable Order, which shall control over an inconsistency with Supplier's Specifications and descriptions.

m. "Termination" means the occurrence by which either Party, pursuant to the provisions or powers of this Agreement or pursuant to Laws and regulations, puts an end to this Agreement and/or Orders placed under this Agreement other than for breach. On "Termination" all executory obligations are discharged, but any right based on breach of performance survives, except as otherwise provided herein.

4. CANCELLATION

In the event that Supplier fails to perform, in whole or in part, their obligations under this Agreement or any Order, or otherwise breaches or defaults on their obligation herein, SBC may elect to cancel this Agreement and/or Orders without any financial obligation or Liability on the part of SBC except that SBC shall pay Supplier for all software delivered up until the date of cancellation.

5. COMPLIANCE WITH LAWS

Supplier shall comply with all applicable federal, state, county, and local rules, including, without limitation, all statutes, laws, ordinances, regulations and codes ("Laws"). Supplier's obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections and licenses, when needed, in the performance of this Agreement. Supplier further agrees to comply with all applicable Executive Orders and federal regulations. Supplier shall defend, indemnify and hold SBC harmless from and against any Liability that may be sustained by reason of Supplier's failure to comply with this Section.

6. DELIVERY, PERFORMANCE, AND ACCEPTANCE

Supplier agrees that all dates for Delivery of Material and Services are firm, time is of the essence, and Supplier will complete Delivery in strict conformance with the Specifications. After Delivery, SBC shall have a reasonable time to inspect and test the Material and/or Services, and acceptance shall not occur until the Material and/or Services are shown to strictly comply with the Specifications ("Acceptance").

7. ENTIRE AGREEMENT

a. The terms contained in this Agreement and in any Orders, including all exhibits, appendices and subordinate documents attached to or referenced in this Agreement or in any Orders, constitute the entire integrated Agreement between Supplier and SBC with regard to the subject matter contained herein. This Agreement supercedes all prior oral and written communications, agreements and understandings of the Parties, if any, with respect hereto. Acceptance of Material and/or Services, payment or any inaction by SBC, shall not constitute SBC's consent to or acceptance of any additional or different terms from those stated in this Agreement, except for terms in an Order inserted by SBC and signed by both Parties. Estimates furnished by SBC are for planning purposes only and shall not constitute commitments. Supplier covenants never to contend otherwise.

b. No oral promises or statement have induced either Party to enter into this Agreement, and the Parties agree that the Agreement's express language may only be modified or amended through a subsequent written document signed by the Parties.

8. GOVERNING LAW

This Agreement shall be construed in accordance with the Laws of the state of Texas, and, for purposes of applying its Uniform Commercial Code, "services" shall be deemed to be "goods."

9. INDEMNITY

Supplier shall indemnify, defend, and hold harmless SBC and its Affiliates, and directors, shareholders, agents, and employees (each of them "Indemnitees"), from and against any fine, penalty, loss, cost, damage, injury, claim, expense, including reasonable attorneys' fees, or Liability, including, but not limited to, Liabilities associated with (1) injury to or death of any person, (2) damage to, or loss or destruction of, any property; (3) contamination of, or any adverse impact upon,

                             Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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                                                       Agreement Number 01021189

the environment, (4) attachments, liens or claims of materialmen or laborers,
(5) breach of a Supplier warranty, or (6) infringement of a patent, copyright, trademark, service mark, trade secret, or other legally protected proprietary right, where such Liabilities arise out of, result from, or are incurred in connection with acts or omissions in connection with this Agreement, except for that portion of Liabilities caused by the sole negligence or willful misconduct of SBC. Supplier shall keep Indemnitees fully informed of any such defense and afford Indemnitees, at their own expense, an opportunity to participate in the defense or settlement of such Liabilities.

10. INFORMATION

Except with SBC's prior written consent or as required by this Agreement, Supplier shall not use or provide to others any SBC business or customer Information except when such references to SBC are made by the Supplier in compliance with SEC filing regulations. Upon completion of this Agreement, Supplier shall promptly return such SBC Information. Except with SBC's prior written approval, Information provided by Supplier shall not be deemed confidential.

11. INSURANCE

a. In addition to Supplier's obligation to indemnify, Supplier agrees to maintain, at all times during performance of this Agreement, the following minimum insurance coverages and limits and any additional insurance and/or bonds required by Law: (a) Workers' Compensation insurance with benefits afforded under the Laws of the state in which Services are to be performed and Employers Liability insurance with minimum limits of $100,000 for Bodily Injury-each accident, $500,000 for Bodily Injury by disease-policy limits and $100,000 for Bodily Injury by disease-each employee; (b) Commercial General Liability insurance with minimum limits of: $2,000,000 General Aggregate limit; $1,000,000 each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $1,000,000 each occurrence sub-limit for Personal Injury and Advertising; $2,000,000 Products/Completed Operations Aggregate limit, with a $1,000,000 each occurrence sub-limit for Products/Completed Operations. Fire Legal Liability sub-limits of $300,000 are required for lease agreements; (c) If use of a motor vehicle is required, Automobile Liability insurance with minimum limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage, which coverage shall extend to all owned, hired, and non-owed vehicles.

b. SBC and its Affiliated companies will be named as an Additional Insured on the Commercial General Liability policy. SBC requires that companies affording insurance coverage have a B+ VII or better rating, as rated in the A.M. Best Key rating Guide for Property and Casualty Insurance Companies. A certificate of insurance stating the types of insurance and policy limits provided the Supplier must be received prior to commencement of any work. If a certificate is not received, Supplier hereby authorizes SBC, and SBC has the right, but not the duty, to obtain such specified insurance on behalf of Supplier.

12. INVOICES AND PAYMENT

Supplier shall render invoices promptly after providing Material or performing Services. SBC shall pay for Material and Services satisfactorily provided. SBC has a right to withhold payment for any amount that is in dispute. SBC shall not withhold amounts that are not in dispute. SBC may offset amounts owed Supplier by any amount Supplier owes SBC. Invoices shall be sent to:

Michael Grasso

112 E Pecan Dr 2-F-40

San Antonio, TX 78205

13. LIMITATION OF LIABILITY

SBC and Supplier agree that regardless of the claim or the form in which any legal or equitable action may be brought by SBC or Supplier against the other party, SBC and Supplier shall not be liable for any indirect, special, incidental, consequential, exemplary or punitive damages, including, without limitation, loss of profits, promotional expenses, injury to reputation, or loss of customers. Supplier shall not be liable for any damages arising from delay in Delivery of Materials and/or Services, if such delays are due to force majeure.

                            Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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                                                       Agreement Number 01021189

14. MARKING, PACKING, & SHIPPING

Unless SBC otherwise instructs, Supplier shall mark all Material with appropriate identification in a conspicuous and readily accessible location, properly pack, and include a packing slip with appropriate Material identification, description, and Agreement number, all at no additional cost. Supplier shall ship orders complete to SBC's designated site prepaid using a reliable common carrier based on the lowest published price. Invoices for Material shipped must include a copy of a bill of lading or freight bill.

15. NOTICES

a. Except as otherwise provided in this Agreement or an applicable Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either (i) delivered in person, or (ii) when received, if provided via electronic communications, including, but not limited to, electronic mail and facsimile communications, or (iii) when received, if provided by an overnight or similar delivery service, or (iv) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

    CT Technology                          SBC
    3811 Turtle Creek Blvd Suite 770       2000 W Ameritech Center Dr Loc. 3B05F
    Dallas TX 75219                        Hoffman Estates, IL 60196
    Attn:  Steven Solomon                  Attn:  Todd Weiss
    Ssolomon@citadel.com Fax# 241 520 0034 tw8195@sbc.com Fax # 847 248-3725
    --------------------                   --------------

b. The addresses and facsimile telephone number to which notices or communications may be given by either Party may be changed by written notice given by such Party to the other pursuant to this Section.

16. PUBLICITY

Supplier shall not use SBC's or its Affiliates' names or any language, pictures, trademarks, service marks or symbols which could, in SBC's judgment, imply SBC's or its Affiliates' identity or endorsement by SBC, its Affiliates or any of its employees in any (i) written, electronic, or oral advertising or presentation or
(ii) brochure, newsletter, book, electronic database, or other written material of whatever nature, without SBC's prior written consent (hereafter the terms in these Subsections (i) and (ii) above shall be collectively referred to as "Publicity Matters"). Supplier will submit to SBC for written approval, prior to publication, all Publicity Matters that mention or display SBC's or its Affiliates' names, trademarks or service marks or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied.

17. TAXES

The prices applicable to work under this Agreement shall include all taxes except applicable state sales and use taxes, which taxes SBC will pay provided they are added to the prices and stated as separate items on and at the time the applicable invoice is submitted by Supplier.

18. TERM OF AGREEMENT

This Agreement is effective on the date the last Party signs and, unless Terminated or Canceled as provided in this Agreement, shall remain in effect for a term ending April 1, 2002.

19. TERMINATION

SBC may Terminate this Agreement in whole or in part upon written notice to Supplier. Upon Termination, Supplier may invoice SBC for reasonable Termination charges consisting of a percentage of the Order performed prior to Termination, minus salvage value of any work Terminated. SBC's payment shall be considered a complete and final discharge of any Liability as a result of such Termination. No Termination charges shall apply to Material not specifically manufactured for this Agreement if Termination occurs at least thirty (30) days prior to the scheduled Delivery date.

20. TITLE & RISK OF LOSS

                            Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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                                                       Agreement Number 01021189

Title and risk of loss shall pass to SBC upon Acceptance. If this Agreement calls for Supplier to perform additional Services after Material has been provided, such as unloading or installation, then Supplier will retain risk of loss to Material until the additional Services have been Accepted.

21. WARRANTY

Supplier warrants that: (a) all Material and Services provided in connection with this Agreement shall conform in all material repects to the Specifications;
(b) Services will be provided by qualified personnel, performed in a professional manner, and to SBC's reasonable satisfaction; and if any Services is dependent on the work of others, Supplier shall inspect such work and inform SBC of any defects therein prior to commencing such Services; (c) all Material and Services are and will remain free of any defects, liens, and encumbrances of any kind; (d) Supplier shall be solely responsible and liable for all acts and omissions of personnel it furnishes to perform work in connection with this Agreement, and such personnel shall be solely considered employees or agents of Supplier; (e) Supplier has not offered or provided any consideration to SBC's employees as an inducement to enter into this Agreement; (f) If any Material involves a Regulated Substance, Supplier shall notify SBC in writing prior to performance. After Supplier's notification, SBC has a right to terminate any affected Order, without Liability; and (g) Supplier shall cause all Services to be performed in conformance with all applicable SBC work rules, including its Code of Conduct (a copy of which is available upon request).

22. MISCELLANEOUS TERMS

Except as may otherwise be provided in this Agreement or in another document signed by the Party against whom enforcement is asserted, the Parties agree that: (a) SBC provides no license or right under any SBC property, patent, copyright, service or trademark; (b) Supplier will maintain complete records relating to performance of this Agreement in accordance with Generally Accepted Accounting Principles, and Supplier will provide such records to SBC in order to permit SBC to audit them to ensure Supplier's performance under this Agreement;
(c) Supplier will not assign or delegate its rights or duties; (d) SBC may complete any Supplier work if Supplier is in default under this Agreement; (e) Any remedy specified in this Agreement is in addition to any remedy the contract Parties are entitled in law or equity; (f) If any part of this Agreement is unenforceable, the Parties intend for the remaining parts to be enforced; and
(g) Any term which by its nature is intended to survive expiration, Termination or Cancellation, shall so survive.

23. DISPUTE RESOLUTION

The Parties agree that any claim, cause of action or other dispute based upon or arising out of this Agreement or Order and/or its breach, performance, interpretation and/or application (a "Dispute") shall be conducted, decided, determined and/or resolved pursuant to and in accordance with the provisions of this Section 24. In the event of any Dispute, the Parties agree to attempt in good faith to resolve their Dispute between themselves. If the Parties are unable to settle their Dispute, they agree to submit the matter to non-binding mediation. The Parties shall unanimously agree on a mediator. If the Parties are unable to agree on a mediator, each Party shall select its own mediator from the current list of certified mediators from the Association of Attorney-Mediators. The mediators so selected shall then select a third independent mediator who will conduct the mediation session(s). The mediator's fees will be borne equally by both Parties. Unless the Parties agree otherwise, all matters, including the conduct and demeanor of the Parties and their counsel during mediation, are confidential and shall be inadmissible as settlement discussions pursuant to Rule 408 of the Federal Rules of Evidence or the applicable state rules. If (i) mediation is unsuccessful, (ii) the mediator declares an impasse or (iii) such Dispute has not been resolved by mediation within 60 days of commencement of mediation, then such Dispute shall be submitted to arbitration in accordance with the remainder of this Section 24. Any such arbitration shall be conducted under the following terms and conditions:

     a. Arbitration will be under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings will be conducted in Dallas, Texas.

     b. In any arbitration there will be one arbitrator selected by the mediator who mediated the dispute in accordance with the above provisions, provided, that the arbitrator shall have knowledge of and experience in dealing with the corporate law and business agreements.

     c. The award rendered in arbitration will be final and binding and may be enforced in any court of competent


                            Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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                                                       Agreement Number 01021189

          jurisdiction.


     d. Unless the arbitrator finds that exceptional circumstances require otherwise, each Party shall bear its own costs of arbitration, including attorneys' fees.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

CT Technology                                 SBC SERVICES, INC.
By:                                           By:
   --------------------------------------        -------------------------------
Printed Name:                                 Printed Name:
             ----------------------------                  ---------------------
Title:                                        Title:
      -----------------------------------           ----------------------------
Date:                                         Date:
     ------------------------------------          -----------------------------


                            Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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